EXHIBIT 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

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            CONSENT OF INDEPNDENT PETROLEUM ENGINEERS AND GEOLOGISTS
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We hereby consent to the use in this Prospectus dated July 7, 2004 of our report dated March 25, 2004, relating to the financial statements of American Natural Energy Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Expert" in such Prospectus.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                                      By:  /s/ Frederic D. Sewell
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                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer









Dallas, Texas
July 7, 2004